Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333 – 296926) of Calisa Acquisition Corp. and Goodvision AI Inc. of our report dated April 3, 2026, relating to the financial statements of Goodvision Inc as of and for the years ended September 30, 2025 and 2024.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

August 14, 2026